                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-2

                           ECOTYRE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           ECOTYRE TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1997

                            ------------------------

To the Stockholders of
  ECOTYRE TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EcoTyre Technologies, Inc. will be held at Gurney's Inn located at 290 Old Montauk Highway, Montauk, New York 11954 on Thursday, May 29, 1997 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

          1. To elect two directors to the Board of Directors;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to authorize an increase in the Company's authorized capital from 20,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") to 30,000,000 shares of Common Stock, par value $.001 per share, as set forth in Exhibit A.

          3. To consider and act upon a proposal to grant the Board of Directors authority to amend the Company's Certificate of Incorporation to authorize a one-for-three, one-for-five-or one-for-seven reverse stock split of the Common Stock, as set forth in Exhibit B.

          4. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on April 23, 1997 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors,

                                          Robert E. Munyer, Jr.
                                          Secretary

April 24, 1997
Holtsville, New York

                           ECOTYRE TECHNOLOGIES, INC.
                               895 WAVERLY AVENUE
                           HOLTSVILLE, NEW YORK 11742

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1997

                            ------------------------

     The Annual Meeting of Stockholders of EcoTyre Technologies, Inc. (the "Company") will be held on Thursday, May 29, 1997 at Gurney's Inn, 290 Old Montauk Highway, Montauk, New York 11954, at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1997 AND AT ANY ADJOURNMENTS OF SUCH MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is April 24, 1997.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on April 23, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding one class of voting capital stock, namely 6,057,000 shares of Common Stock, $.001 par value per share. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders is required for approval of the election of directors. The affirmative vote of a majority of the outstanding shares on the Record Date is required for the approval of the amendments to the Certificate of Incorporation increasing the number of authorized shares and authorizing a reverse stock split. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of April 23, 1997, of (i) each person known by the Company to beneficially own 5% or more of the shares of outstanding Common Stock, (ii) each of the Company's executive officers and directors, and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                                                                AMOUNT AND NATURE
                                                                    OF SHARES
                     NAME AND ADDRESS OF                          BENEFICIALLY          PERCENTAGE
                       BENEFICIAL OWNER                               OWNED             OWNERSHIP
--------------------------------------------------------------  -----------------       ----------
Steven A. Cantor(1)...........................................       792,000(3)            13.0%
Vito F. Alongi(1).............................................       190,000(4)             3.1%
John W. King(1)...............................................       123,750(5)             2.0%
Robert E. Munyer, Jr.(1)......................................        70,000(6)             1.1%
Theresa Mari(1)...............................................        99,450(7)             1.6%
Patrick Tracey................................................        20,000                  *
Maxwell G. Parsons(2).........................................        40,000(8)               *
Arthur Rosenberg..............................................             0(9)               *
Marc de Logeres...............................................             0(10)              *
All officers and directors as a group (8 persons).............       543,200                8.7%

---------------
  *  Less than 1%

 (1) The address for each of these persons is 895 Waverly Avenue, Holtsville, New York 11742.

 (2) The address for this person is 3714 Woodlake Drive, Bonita Springs, Florida 33923.

 (3) Does not include an aggregate of 285,000 shares of Common Stock owned by Annette Cantor, Mr. Cantor's mother and Cindy Bermingham, Mr. Cantor's sister, as to which Mr. Cantor disclaims beneficial ownership.

 (4) Includes options to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share granted pursuant to the Company's 1995 Long Term Incentive Plan, which are exercisable within 60 days of the Record Date. Does not include options to purchase 25,000 shares of Common Stock at an exercise price of $.75 per share granted pursuant to the Company's 1997 Long Term Incentive Plan and options to purchase 200,000 shares of Common Stock at an exercise price of $.63 per share granted pursuant to the Company's 1997 Long Term Incentive Plan which are not exercisable within 60 days of the Record Date and five year warrants to purchase 500,000 shares of Common Stock at $1.00 per share which are not exercisable within 60 days of the Record Date.

 (5) Includes options to purchase 25,000 shares of Common Stock at an exercise price of $1.25 per share granted pursuant to the Company's 1995 Long Term Incentive Plan, which are exercisable within 60 days of the Record Date. Does not include options to purchase 25,000 shares of Common Stock at an exercise price of $.75 per share under the Company's 1997 Long Term Incentive Plan which are not exercisable within 60 days of the Record Date and five year warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share which are not exercisable within 60 days of the Record Date.

 (6) Does not include options to purchase 25,000 shares of Common Stock at an exercise price of $.75 per share granted pursuant to the Company's 1997 Long Term Incentive Plan which are not exercisable within 60 days of the Record Date and five year warrants to purchase 25,000 shares of Common Stock at $1.00 per share which are not exercisable within 60 days of the Record Date.

 (7) Includes options to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share granted pursuant to the Company's 1995 Long Term Incentive Plan, which are exercisable within 60 days of the Record Date. Includes 1,500 shares of Common Stock owned by Ms. Mari's husband. Does not include options to purchase 25,000 shares of Common Stock at an exercise price of $.75 per share and options to purchase 125,000 shares of Common Stock at an exercise price of $.63 per share granted pursuant to the Company's 1997 Long Term Incentive Plan which are not exercisable within 60 days after the Record Date and five year warrants to purchase 150,000 shares of Common Stock at $1.00 per share which are not exercisable within 60 days of the Record Date.

 (8) Does not include options to purchase 25,000 shares of Common Stock at an exercise price of $.75 per share granted pursuant to the Company's 1997 Long Term Incentive Plan which are not exercisable within 60 days of the Record Date.

 (9) Does not include options to purchase 75,000 shares of Common Stock at an exercise price of $.75 per share granted pursuant to the Company's 1997 Long-Term Incentive Plan which are not exercisable within 60 days of the Record Date.

(10) Does not include options to purchase 25,000 shares of Common stock at an exercise price of $.75 per share granted pursuant to the Company's 1997 Long-Term Incentive Plan which are not exercisable within 60 days of the Record Date.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provides for a Board of Directors consisting of not less than three nor more than nine directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of seven directors as set forth below.

       CLASS I                    CLASS II                    CLASS III
 (TO SERVE UNTIL THE         (TO SERVE UNTIL THE         (TO SERVE UNTIL THE
  ANNUAL MEETING OF           ANNUAL MEETING OF           ANNUAL MEETING OF
STOCKHOLDERS IN 1996)       STOCKHOLDERS IN 1997)       STOCKHOLDERS IN 1998)
---------------------     -------------------------     ---------------------
Vito F. Alongi            Marc de Logeres               Maxwell G. Parsons   (1)(2)
John W. King              Robert E. Munyer, Jr. (2)     Arthur G. Rosenberg  (1)
                          Theresa A. Mari (1)

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Vito F. Alongi and John W. King, directors in Class I, are to be elected to hold office until the Annual Meeting of Stockholders in 1999 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors, other than Arthur G. Rosenberg, receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

     There were six meetings of the Board of Directors during the fiscal year ended March 31, 1996. For the fiscal year ended March 31, 1996, there was one meeting of the Audit Committee and one meeting of the Compensation Committee. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees thereof on which he served. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the scope and results of the Company's year-end audit, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Compensation Committee recommends to the Board of Directors executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." The Company has no standing nominating committee.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     Set forth below is a brief description of the background of the directors of the Company based on information provided by them to the Company.

     Marc de Logeres has been Co-Chairman of the Board of Directors of the Company since November 1995 and a consultant to the Company since June 1995. From 1970 through 1995, Mr. de Logeres was Chairman of the Board of Michelin Tyres plc, the United Kingdom subsidiary of the Michelin Group, and from 1962 to 1992 was chief executive officer, president and later chairman of Michelin Tire Company in the United States and Michelin Tire Company Ltd., in Canada. Mr. de Logeres is a director of Cobra Industries, Inc., a director of France Growth Fund, a $100,000,000 closed-end mutual fund and is also a director of Nova Scotia Power, Inc., a $650,000,000 per year electricity supplier.

     Maxwell G. Parsons was Chairman of the Board of the Company from February 1995 until November 1995 and has been Co-Chairman of the Board since that time. From 1986 to the present, Mr. Parsons has been the president of M.G. Enterprises, Inc., a consulting firm. From 1982 through 1986, Mr. Parsons was president of K-Mart Enterprises, Inc. and was responsible for managing the automotive and sporting goods departments of K-Mart stores nationwide, with approximately $1 billion of automotive sales annually, including over $100 million of automobile tires. From 1975 through 1980, Mr. Parsons was the consulting managing director of K-Mart Australia, Inc. and a director of G.J. Coles, a part owner of K-Mart Australia, Inc.

     Vito F. Alongi has been President, Principal Executive, Financial and Accounting Officer, Treasurer and a director of the Company since its inception. Since September 1991, he has been engaged on a substantially full time basis in the Company's business. From 1989 until August 1993, Mr. Alongi was a principal of Nestegg Associates, Inc., a financial planning firm and from 1989 through 1993 was a broker/dealer agent for Nathan & Lewis Securities, Inc.

     Robert E. Munyer, Jr. has been Vice President of Procurement and Facilities and Secretary of the Company since October 1996. Prior thereto, Mr. Munyer was Vice President-Manufacturing and Distribution of the Company and its predecessor from April 1993 through September 1996. From 1986 until 1992, Mr. Munyer was employed by Raytheon Corporation in its Electromagnetic Systems Division holding the positions of Plant Manager and Director of Material Procurement. From 1975 to 1986, he was employed in various management positions by Fairchild Republic Company.

     John W. King has been Vice President-Sales for the Company since November 1994, acted as a consultant to the Company's business since September 1991 and has been a director of the Company since May 1995. From 1990 through 1991, Mr. King was the managing director of B.T.S. Monarch Tires, plc., a leading United Kingdom-based manufacturer and distributor of remolded automobile tire products which was placed in receivership in 1991. From 1978 through 1995, Mr. King has been President of W. B. McVicker Company, a specialty chemical company. For more than 18 years prior thereto, he was employed by Goodyear International, holding several senior management positions including Director of Marketing for Europe.

     Theresa Mari, Esq. has been a director of the Company since May 1994. Ms. Mari is an attorney admitted to practice in the States of New York and Connecticut and is currently a solo practicing attorney. Prior to that, Ms. Mari was an attorney with the firm of Jaeger, Mari & Block from 1992 through December 1995, and as a solo practitioner from 1989 through 1992.

     Arthur Rosenberg, Esq. has been a director of the Company since February 1996. Mr. Rosenberg has been the Vice President of Acquisitions for The Associated Companies, a real estate developer, in Bethesda, Maryland since June 1987. Mr. Rosenberg is an attorney admitted to practice in the State of New York and has practiced law for over 30 years.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

                       NAME                      AGE                 OFFICE HELD
    -------------------------------------------  ---   ---------------------------------------
    Vito F. Alongi.............................  42    President, Principal Executive,
                                                       Financial and Accounting Officer,
                                                       Treasurer and Director
    Robert E. Munyer, Jr.......................  54    Vice President -- Procurement and
                                                       Facilities, Secretary and Director
    John W. King...............................  63    Vice President and Director
    Patrick A. Tracey..........................  58    Vice President -- Sales and Marketing

---------------

     Patrick A. Tracey has been Vice President-Sales and Marketing for the Company and its predecessor since August 1993. From 1974 to 1991, Mr. Tracey was President of Patrick A. Tracey, Inc., a real estate investment firm. From 1965 until 1974, Mr. Tracey was employed by Goodyear International, holding several senior management positions including manager of worldwide product marketing.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and other compensation paid in fiscal 1996, 1995 and 1994 to the Company's Chief Executive Officer. No other executive officer of the Company has earned $100,000 in any fiscal year.

                                                                               LONG TERM
                                                                              COMPENSATION
                                             ANNUAL COMPENSATION               SECURITIES
            NAME AND               ----------------------------------------    UNDERLYING
       PRINCIPAL POSITION          YEAR   SALARY    BONUS   COMPENSATION(1)     OPTIONS      COMPENSATION
---------------------------------  ----   -------   -----   ---------------   ------------   ------------
Vito Alongi......................  1996   100,103    --           --                 --           --
President                          1995    69,252    --           --             50,000           --
(Chief Executive Officer)          1994    11,496    --           --                 --           --

---------------
(1) The value of all perquisites provided to the Company's officers did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock options grants to the executive officers named in the Executive Compensation table during the fiscal year ended March 31, 1996:

                                                                 INDIVIDUAL GRANTS
                                           -------------------------------------------------------------
                                               (b)            (c)
                                            NUMBER OF      % OF TOTAL
                                            SECURITIES    OPTIONS/SARS
                                            UNDERLYING     GRANTED TO          (d)               (e)
                   (a)                     OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR BASE     EXPIRATION
                  NAME                      GRANTED #)    FISCAL YEAR      PRICE ($/SH)          DATE
-----------------------------------------  ------------   ------------   ----------------     ----------
Vito F. Alongi...........................     50,000         66-2/3%          $ 5.00(2)        June 2005
  President (Chief Executive Officer)

---------------
(1) Represents ten year non-qualified options granted in June 1995, exercisable June 11, 1997.

(2) See "Executive Compensation -- Ten Year Options/SAR Repricings."

                           TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                LENGTH OF
                                     NUMBER OF     MARKET PRICE     EXERCISE                    ORIGINAL
                                     SECURITIES    OF STOCK AT      PRICE AT                   OPTION TERM
                                     UNDERLYING      TIME OF        TIME OF                     REMAINING
                                    OPTIONS/SARS   REPRICING OR   REPRICING OR     NEW           DATE OF
                                    REPRICED OR     AMENDMENT      AMENDMENT     EXERCISE     REPRICING OR
          NAME             DATE     AMENDED (#)        ($)            ($)        PRICE($)       AMENDMENT
------------------------  -------   ------------   ------------   ------------   --------   -----------------
Vito F. Alongi..........  2/28/97      50,000         $ 1.25         $ 5.00       $ 1.25    8 years, 3 months

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

     During fiscal 1996, no stock options were exercised by the executive officer named in the "Summary Compensation Table" above.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Vito Alongi and John W. King pursuant to which Mr. Alongi serves as the President of the Company, and Mr. King serves as a Vice President of the Company, at minimum annual base salaries of $95,000 and $85,000, respectively. These employment agreements are for an initial term of three years which commenced on December 18, 1995. The agreements with Mr. Alongi and Mr. King also provide that they will each be paid 3% of the Company's pre-tax earnings (up to a maximum payment of $150,000 per year) during the term thereof upon the Company achieving certain financial results. The employment agreements provide that if the employee is terminated after the initial term other than for "cause" (as defined), or dies or becomes permanently disabled, the Company will pay to the employee certain severance.

     Each of the above-described agreements contains restrictions on the employee engaging in competition with the Company for the term thereof and for one year thereafter and provisions protecting the Company's proprietary rights and information. Each agreement also provides for the payment of three times the employee's previous year's total compensation, less $1.00, upon the termination of his employment in the event of a change in control of the Company which adversely affects his working conditions. For those purposes, a change in control is defined to mean (a) a person (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a current director or officer of the Company becoming the beneficial owner, directly or indirectly, of 30% of the voting power of the Company's outstanding securities or (b) the members of the Board of Directors at the beginning of any two-year period ceasing to constitute at least a majority of the Board of Directors unless the election of any new director during such period has been approved in advance by two-thirds of the directors in office at the beginning of such two-year period.

CONSULTING AGREEMENTS

     The Company has entered into a consulting agreement with Marc de Logeres. Under this agreement, the Consultant provides business operations and management consulting services to the Company. Mr. de Logeres receives an aggregate consulting fee of $84,000 per year. Mr. de Logeres is considered an independent contractor. The Company may terminate the services of Mr. de Logeres under this consulting agreement if he cannot adequately perform his duties thereunder because of mental or physical disability, death or for "Just Cause" (as defined). The above-described agreement expires in July 1998 and contains restrictions on Mr. de Logeres from engaging in competition with the Company for the term thereof and for one year thereafter and provisions protecting the Company's trade secrets and proprietary rights and information.

     The Company has entered into a consulting agreement with Maxwell Parsons. Under this agreement, the Consultant provides business operations and management consulting services to the Company and acts as the Company's Co-Chairman of the Board, and as compensation therefor receives $3,500 per month. In addition, the Company issued 25,000 shares of Common Stock to Mr. Parsons at a price of $.001 (par value) per share, in March 1997. Mr. Parsons is considered an independent contractor and not an employee of the Company. The Company may terminate the services of Mr. Parsons under this consulting agreement if he cannot adequately perform his duties thereunder because of mental or physical disability, death or for "Just Cause" (as defined). The above-described agreement expires in July 1998 and contains restrictions on Mr. Parsons from engaging in competition with the Company for the term thereof and for one year thereafter and provisions protecting the Company's trade secrets and proprietary rights and information.

STOCK PLANS

  1995 Long Term Incentive Plan

     In June 1995, the Company adopted The EcoTyre Technologies, Inc. 1995 Long Term Incentive Plan (the "1995 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's stockholders.

     The 1995 Incentive Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of the Company and its affiliates.

     The 1995 Incentive Plan, which is administered by the Compensation Committee Administrative Committee of the Board of Directors, authorizes the issuance of a maximum of 350,000 shares of Common Stock which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof. If any award under the 1995 Incentive Plan terminates, expires unexercised, or is canceled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. To date, the Company has granted an aggregate of 190,000 options to purchase shares of Common Stock under the 1995 Incentive Plan, of which 50,000 options have been granted to each of Vito
F. Alongi and Theresa Mari, 25,000 options have been granted to John W. King, and 25,000 options have been granted to Marc de Logeres.

  1997 Long Term Incentive Plan

     In February 1997, the Company adopted The EcoTyre Technologies, Inc. 1997 Long Term Incentive Plan (the "1997 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's stockholders.

     The 1997 Incentive Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of the Company and its affiliates.

     The 1997 Incentive Plan, which is administered by the Compensation Committee of the Board of Directors, authorizes the issuance of a maximum of 1,700,000 shares of Common Stock which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof. If any award under the 1997 Incentive Plan terminates, expires unexercised, or is canceled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. To date, the Company has granted an aggregate of 575,000 non-qualified stock options to purchase shares of Common Stock under the 1997 Incentive Plan, of which 200,000 options have been granted to Vito F. Alongi and 125,000 options have been granted to Theresa Mari at an exercise price of $.63 per share and 250,000 options were granted to members of the Board of Directors at an exercise price of $.75 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 24, 1994, Mr. Vito Alongi, the Company's President, borrowed $25,000 from the Company. This loan is represented by an unsecured promissory note due October 21, 1999 bearing interest at 7% per annum, with interest payable annually. The note may be prepaid at any time without penalty.

     In June 1995, Steven Cantor pledged 50,000 shares of Common Stock to secure the obligations of the Company to ProTect Business Management Corp. relating to the letter of credit facility to the Company by The Bank of New York. This pledge replaced a pledge of the Common Stock by all of the Company's officers and directors. The letter of credit was to secure purchases by the Company from a foreign supplier of up to $150,000 and expired in September 1995, at which time the pledge agreement was terminated and Mr. Cantor's shares were released. In November 1995 Steven Cantor loaned $100,000 to the Company as part of interim financing pending completion of the Company's initial public offering. The loan, which provided for interest at the annual rate of 14% payable quarterly, was paid in December 1995.

     In March 1997, the Company issued to Steven Cantor 567,000 shares of Common Stock. The consideration for this issuance was the prepayment of Mr. Cantor's three year Consulting Agreement which commenced in July 1995 and provided for an annual payment of $60,000, plus expenses. As further consideration, the Company cancelled 130,000 options exercisable at $1.25 previously issued to Mr. Cantor under the 1995 Long-Term Incentive Plan as well as 20,000 shares of Common Stock which he owned.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consisted during fiscal 1996 of Messrs. Parsons and Munyer. Except as otherwise disclosed herein, none of these persons had any relationship requiring disclosure in this Proxy Statement.

     IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMPANY STOCK PERFORMANCE" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. Except for Robert E. Munyer, Jr., each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with a substantial cash incentive component which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of financial goals. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by objective standards over one or more years.

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's 1995 Long-Term Incentive Plan and 1997 Long-Term Incentive Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of five to ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation and stock option plans maintained by the Company and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Compensation Committee also determines the terms of the Company's executive management incentive program. In doing so, the Compensation Committee reviews management's plans for the Company's growth and profitability, determines the criteria to be used for the determination of bonus awards under the executive management incentive program and fixes the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under each incentive compensation plan.

     Stock options are granted to key employees, including the Company's executive officers, by the Compensation Committee under the Long-Term Incentive Plan. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer's management responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth.

COMPENSATION OF PRESIDENT AND CHAIRMAN OF THE BOARD

     For fiscal 1996, pursuant to the terms of his employment agreement with the Company, Mr. Vito F. Alongi, the Company's President, received a base salary of $100,103. See "Executive Compensation-Employment Agreements". In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the base compensation of Mr. Alongi. The Compensation Committee determined that no bonus was appropriate in light of the Company's financial results for the 1997 fiscal year, notwithstanding the substantial contribution Mr. Alongi has made to the Company's operating performance and future prospects. In fiscal 1997, the Compensation Committee granted to Mr. Alongi options to purchase an aggregate of 200,000 shares of Common Stock exercisable at $.63 per share under the 1997 Long-Term Incentive Plan. Each of these options were granted at exercise prices equal to the market value of the Company's Common Stock on the date of grant. The Compensation Committee believes that these options provide an incentive for Mr. Alongi to maximize long-term shareholder value.

                                          The Compensation Committee

                                          Maxwell G. Parsons
                                          Robert E. Munyer, Jr.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1996, except that Maxwell G. Parsons filed one report relating to one purchase and one sale of the Company's Common Stock late and during fiscal 1997, Theresa Mari filed one report relating to one purchase of the Company's Common Stock late.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     The Board of Directors has proposed and recommended to its stockholders a proposal which authorizes the Board in its discretion to file an amended Certificate of Incorporation which, among other things, amends Article Fourth of the Certificate of Incorporation to increase the total number of shares of Common Stock which the Company has authority to issue from 20,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") to 30,000,000 shares of Common Stock, par value $.001 per share.

PURPOSE OF INCREASING AUTHORIZED SHARES OF COMMON STOCK

     The increased authorization of 10,000,000 shares of Common Stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, refinancing, exchange of securities, public offerings and other corporate purposes. In recent years, the Company has issued a substantial number of shares of Common Stock, which has significantly decreased the number of shares of Common Stock presently available for issuance for such purposes.

     The Board of Directors, which recommends approval of this amendment, believes it would be advantageous to the Company to be in a position to issue additional Common Stock without the necessary delay of calling a stockholders' meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company.

     Common Stock can be authorized to be issued in the discretion of the Board of Directors without stockholder approval of each issuance. After this proposal is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock. If applicable law or regulation does not require stockholder approval as a condition to the issuance of such shares in any particular transaction, it is expected that such approval will not be sought. The Company may fund its existing obligations by raising capital through the sale of shares of Common Stock. Any increase in the number of shares authorized or outstanding shares of Common Stock may depress the price of shares and impair the liquidity of stockholders. In addition, the issuance may be on terms that are dilutive to stockholders. Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares outstanding.

     The following table sets forth as of April 23, 1997, the approximate number of shares of Common Stock authorized, outstanding, reserved and available for issuance. The table further sets forth the approximate number of shares which will be available for issuance if this amendment is approved.

                                                                                             AVAILABLE
                                                                                                FOR
                                                                                              ISSUANCE
                                                                              AVAILABLE         UPON
                                                                                 FOR        APPROVAL OF
                               AUTHORIZED     OUTSTANDING     RESERVED(1)     ISSUANCE      AMENDMENT(2)
                               ----------     -----------     -----------     ---------     ------------
Common Stock.................  20,000,000      6,057,000       10,528,500     3,414,500      13,414,500

---------------
(1) Includes only that portion of the shares of Common Stock issuable upon exercise of outstanding stock options, warrants and other rights, which equals the difference between the Company's 20,000,000 authorized shares of Common Stock and the number of shares of Common Stock issued and outstanding.
(2) Without giving effect to Proposal 3.

BOARD POSITION AND REQUIRED VOTE

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of Common Stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders and recommends a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                        TO EFFECT A REVERSE STOCK SPLIT

     The Board of Directors has proposed and recommended to the stockholders a proposal which authorizes the Board of Directors to file a Certificate of Amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation which amends Article Fourth to effect a reverse stock split (the "Reverse Stock Split"). The intent of the Board of Directors insofar as recommending the Reverse Stock

Split is to comply with NASDAQ's requirements that the Company effectuate a reverse stock split as a condition for continued listing and to increase the long-term marketability and liquidity of the Common Stock.

     The Board of Directors believes that the relatively low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company when compared with the Company's competitors. Further, the Company has been informed by the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") SmallCap Market that as a condition to continued listing on NASDAQ, the Company must effect a minimum one-for-three reverse stock split on or before June 2, 1997 and that on completion of the reverse split, the closing bid price of the Company's Common Stock must remain at or above $1.00 for the next ten consecutive trading days. While the number of shares of Common Stock outstanding should not materially affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community, in practice many investors look upon low priced stock and/or a stock which is not traded on NASDAQ as unduly speculative in nature and, as a matter of policy, avoid investing in these stocks. The foregoing factors are believed to adversely affect not only the liquidity of the Common Stock, but also the Company ability to raise additional capital through a sale of equity securities or other similar transactions. However, no assurance can be given that even after the approval and occurrence of the proposed Reverse Stock Split, that the Company's Common Stock will be traded for prices that will satisfy continuing NASDAQ requirements.

     If a reverse stock split is approved by the stockholders of the Company, the Board will select, in its discretion, a number of shares of old common stock ("Old Common Stock") to be reclassified into one each share of new common stock ("New Common Stock") (the "ratio"). Its determination of the reverse-split ratio must be a whole-number ratio within the stated limits of one-for-three to one-for-five or one-for-seven. The stockholders are requested to approve a Reverse Stock Split in each of the following ratios of: one-for-three; one-for-five; or one-for-seven (individually the "Reverse Stock Split" and collectively the "Reverse Stock Splits"), and the Board can choose any one or none of these alternatives in its discretion; and the remaining alternative Reverse Stock Splits would be abandoned by the Board pursuant to Section 242(c) of the General Corporation Law of Delaware without further action by the stockholders of the Company. A Reverse Stock Split will be effected only upon determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and the Stockholders. A Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors after authorization by stockholders.

     The Board currently expects to effect a Reverse Stock Split in the ratio of one-for-five, and intends to reexamine the ratio in light of all relevant requirements for continued authorization of the New Common Stock for trading on the NASDAQ SmallCap Market. The Board may consider the advice of financial advisors and factors deemed relevant by the Board, which may include but not be limited to belief as to future marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock and factors deemed relevant by the Board, which may include, but not be limited to, belief as to future marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock and other relevant factors. The Board of Directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by the stockholders, to abandon the Reverse Stock Split, if, at any time prior to filing the Amendment with the Delaware Secretary of State, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. Conversely, the Board reserves the right to effectuate the Reverse Stock Split under less than favorable conditions based on any factors deemed material by the Board, in its sole discretion. The Board of Directors believes that leaving the discretion to the Board of Directors in these regards will permit flexibility so as to effectuate the Reverse Stock Split in an appropriate and well-planned manner. For example, one of the most important factors that the Board will consider will be the effect of the Reverse Stock Split on the market price of the Common Stock. If the Board of Directors determines that even after giving effect to the Reverse Stock Split, the Common Stock would be likely to fall below the NASDAQ requirements for continued listing, the Board may determine not to effect such a Reverse Stock Split because it would not have the long term effects which the Board believes would be beneficial to stockholders. Notwithstanding the foregoing, a determination by the Board that the Reverse Stock Split will not create a per share trading price sufficient for continued NASDAQ listing will not automatically prompt a decision by the Board to refrain from effecting the Reverse Stock Split. Other factors may also cause the Board of Directors to effect a Reverse-Stock-Split whether or not it would be likely to cause the Common Stock to trade above the NASDAQ continued listing requirements. These factors may include an effort to make the Common Stock more attractive to members of the financial community and certain types of investors who may have a tendency to avoid purchasing low-priced stock.

EFFECTS OF THE REVERSE STOCK SPLIT

     Consummation of a Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain at 20,000,000 shares, unless the Stockholders approve Proposal 2 to increase the authorized shares and the Board of Directors acts on such proposal, which would increase the authorized shares to 30,000,000 shares. Consummation of the Reverse Stock Split will not alter the par value of Common Stock, which will remain at $.001 per share of Common Stock.

     If the Reverse Stock Split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, and these shares will again be available for issuance. Effective with the Reverse Stock Split, the conversion rate of certain outstanding options and warrants will be adjusted proportionately, so that, for example, if a one-for-five Reverse Split is effected, each such outstanding option or warrant would thereafter cover one-fifth as many shares of Common Stock, or if a one-for-three Reverse Stock Split is effected, each outstanding option or warrant would thereafter cover one-third as many shares of Common Stock. Shares that are no longer necessary for issuance upon conversion or exercise will become unreserved and available for future issuance or reservation. Proportionate voting rights and other rights of stockholders will not be altered by any Reverse Stock Split (other than as a result of payment in cash in lieu of fractional shares.)

     Consummation of a Reverse Stock Split should have no material federal tax consequences to most stockholders; however, tax effects, which are especially dependent upon a stockholder's individual circumstances, may be material to you; and each stockholder must obtain his or her own tax advice; and this general description is not tax advice.

     The Common Stock is listed for trading on the NASDAQ SmallCap Market. On the Record Date, the reported closing price of the Common Stock on the NASDAQ SmallCap Market was $.63 per share. No assurance can be made as to the future price of shares of Common Stock.

POSSIBLE ADVANTAGES

     The Board believes that a decrease in the number of shares of Common Stock outstanding without any corresponding alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares and such higher price would be more appropriate for the Common Stock. The Board of Directors believes that if the Common Stock trades at $1.00 per share or more, it will meet one of the minimum criteria for continued listing on NASDAQ Common Stock. However, no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of shares outstanding resulting from any Reverse Stock Split or that even if the Common Stock trades at $1.00 per share or more, that the Common Stock will be authorized for trading on NASDAQ, especially in view of the possibility of new NASDAQ maintenance requirements.

     Additionally, the Board believes that a more appropriate price for shares of Common Stock should promote greater interest by the brokerage community in marketing shares of Common Stock to their customers. The current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

     Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions which will be required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     The increase in the difference between the authorized number of shares of Common Stock and the number of shares outstanding or committed could have an advantage of permitting the Company to issue shares for acquisition, sale of equity, conversion of convertible debt, and other purposes that could improve the financial position of the Company.

     If the Reverse Stock Split is approved by stockholders, the Board will have authority without further stockholder approval to effect a Reverse Stock Split of one share for each outstanding three, five or seven, corresponding to the ratios shown in the following table.

     The following table sets forth the number of shares of Common Stock that would be outstanding (based on the 6,057,000 shares outstanding as of April 23, 1997) immediately after the Reverse Stock Split. The reduction of the number of shares outstanding in the Reverse Stock Split has the inverse effect on authorized and unissued shares. The table does not attempt to account for cashing out fractional shares, nor does it account for the proposed increase in the Company's authorized capital stock.

                                                                                AUTHORIZED AND
                                                                            UNISSUED COMMON STOCK
                                                                       --------------------------------
                  RATIO OF REVERSE                    COMMON STOCK     BEFORE REVERSE     AFTER REVERSE
                    STOCK SPLIT                       OUTSTANDING       STOCK SPLIT        STOCK SPLIT
----------------------------------------------------  ------------     --------------     -------------
None................................................    6,057,000        13,943,000         13,943,000
1-for-3.............................................    2,019,000        13,943,000         17,981,000
1-for-5.............................................    1,211,400        13,943,000         18,788,600
1-for-7.............................................      865,285        13,943,000         19,134,715

     Upon determination of the exact ratio of the Reverse Stock Split and the filing of appropriate documents to effect such Reverse Stock Split, the Board will notify Stockholders that the Reverse Stock Split has been effected. In addition, the Board shall have authority to determine the exact timing of the Reverse Stock Split.

     The Company's reporting obligations under the Securities Exchange Act of 1934 should not be affected by the changes in capitalization contemplated pursuant to the Reverse Stock Split. No significant reduction should be anticipated in the number of record holders of the Common Stock below its Record Date level of 88, which is and will continue to be below the Securities Exchange Act of 1934's (the "Exchange Act") going-private threshold of fewer than 300. However, the Company has no intention of terminating the registration of the Common Stock under the Exchange Act.

POSSIBLE DISADVANTAGES

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding will stimulate interest in the Company's Common Stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected. The Reverse Stock Split will reduce the number of shares outstanding to between 865,285 (if a 1-for-7 Reverse Stock Split is effected) and 2,019,000 (if a 1-for-3 Reverse Stock Split is effected). Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the Common Stock. A lower trading volume for the Common Stock may also depress the Common Stock market price.

     The Board of Directors is hopeful that the proposed Reverse Stock Split will result in a price level for the shares that will mitigate any reluctance of brokerage firms to recommend the Common Stock to their clients and diminish the adverse impact of trading commissions on the potential market for the Company's shares. However, there can be no assurance that the proposed Reverse Stock Split will achieve these desired results, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed

Reverse Stock Split will increase proportionately with the reverse split or that any increase can be sustained for a prolonged period of time.

     Although the Board of Directors is optimistic that the Reverse Stock Split will increase the market price of the Common Stock above the minimum $1.00 bid price required by the NASDAQ as a condition of continued listing, no assurance can be made that the Reverse Stock Split will have this affect or that even if it does that the Company will satisfy the remaining quantitative requirements for NASDAQ listing of the Common Stock.

     If the Reverse Stock Split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, which shares will again be available for issuance. As a result of this increase in authorized and unissued shares of the Company's Common Stock, additional shares will be available in the event the Board of Directors determines that it is necessary and appropriate to raise additional capital through the sale of securities in the public or private market, enter into a strategic partnership with another company, grant options to the Company's employees or acquire another company, business or assets, or in other events. Common Stock would be authorized to be issued in the discretion of the Board of Directors without stockholder approval of each issuance. If Proposal 2 is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, unless applicable law or regulation requires otherwise. In the event the Company issues additional shares of Common Stock, such issuance may depress the price of currently outstanding shares of Common Stock or impair the liquidity of such shares. In addition, the issuance may be on terms that are dilutive to stockholders. Issuance of additional shares may also have the effect of diluting the earnings per share and book value per share of shares currently outstanding.

     Except for currently outstanding preferred stock, warrants, options and option plans, there are no existing agreements or agreements in principle which call for the issuance of any shares of Common Stock or Preferred Stock. Additionally, the Company has no existing agreements or agreements in principle which call for the issuance of any shares of Common Stock or Preferred Stock in connection with any new financing.

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNISSUED SECURITIES AND BYLAW PROVISION

     The Reverse Stock Split would result in a greater spread between the number of authorized shares and the number of outstanding shares. The issuance of shares of Common Stock or Preferred Stock under particular circumstances may have the effect of discouraging an attempt to change control of the Company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) Common Stock recommended by the Board of Directors could have the overall effect of rendering more difficult the accomplishment of an acquisition of the Company, and to make more difficult the removal of incumbent management of the Company. Common Stock would be authorized to be issued in the discretion of the Board of Directors without stockholder approval of each issuance. The proportionate increase in the authorized number of shares of Common Stock could have an advantage of permitting the Company to issue shares for other purposes that could improve the financial position of the Company. However, the proportionately larger spread between authorized shares and outstanding (or committed) shares might be used to increase the stock ownership or voting rights of persons seeking to obtain control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares of Common Stock outstanding.

     The Company may issue new securities without first offering them to stockholders. The holders of Common Stock of the Company have no preemptive rights. Preemptive rights would have given stockholders a right to purchase pro rata new securities issued by the Company. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, the Company may issue its shares in a manner that dilutes current stockholders.

ACCOUNTING FOR REVERSE STOCK SPLIT

     The Reverse Stock Split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on the Company's shares. Higher numbers of odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. This may negatively impact the average trading volume and thereby diminish interest in Common Stock by some investors and advisors.

     If a Reverse Stock Split is declared, it will require that an amount equal to the number of fewer shares issued times such shares' par value transferred to the Company's Surplus Account (specifically, its Capital Surplus Account) from its Capital Account. The number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be increased correspondingly. The resolutions approving the Reverse Stock Split provide that this increase in capital in excess of par value will be treated as capital for statutory purposes. However, under Delaware law, the Board of Directors of the Company will have the authority, subject to various limitations, to transfer some or all of such increased capital in excess of par value from capital to surplus, which additional surplus could be distributed to stockholders as dividends or used by the Company to repurchase outstanding stock. The Company currently has no plans to use any surplus so created to pay any such dividend or to repurchase stock.

     The following tables illustrate, by way of example, the principal effects of the Reverse Stock Split to the Company's capital accounts on a pro forma basis as at April 30, 1997 in the event of a one-for-three, one-for-five and one-for-seven Reverse Stock Split:

                                         PRIOR TO        AFTER A 1-FOR-3     AFTER A 1-FOR-5      AFTER 1-FOR-7
                                       REVERSE STOCK      REVERSE STOCK       REVERSE STOCK       REVERSE STOCK
          NUMBER OF SHARES                 SPLIT              SPLIT               SPLIT               SPLIT
-------------------------------------  -------------     ---------------     ---------------     ---------------
Common Stock:
  Authorized.........................    20,000,000         20,000,000          20,000,000          20,000,000
  Outstanding........................     6,057,000          2,019,000           1,211,400             865,285
  Reserved...........................    10,528,500          3,709,500           2,345,700           1,761,214
Available for Future Issuance........     3,414,500         14,271,500          16,442,900          17,373,501

                                        PRIOR TO        AFTER A 1-FOR-3     AFTER A 1-FOR-5      AFTER 1-FOR-10
                                      REVERSE STOCK      REVERSE STOCK       REVERSE STOCK       REVERSE STOCK
           FINANCIAL DATA                 SPLIT              SPLIT               SPLIT               SPLIT
------------------------------------  -------------     ---------------     ---------------     ----------------
Stockholders' equity
  Common Stock, $.001 par value.....   $     6,357        $     2,119         $     1,271          $      908
Additional paid-in capital..........     7,848,458          7,852,696           7,853,544           7,853,907
Retained earnings...................    (6,944,297)        (6,944,297)         (6,944,297)         (6,944,297)
Total stockholders' equity..........     2,908,571          2,908,571           2,908,571           2,908,571
Book value per common share.........   $       .46        $      1.37         $      2.29          $     3.20

LIQUIDATION OF FRACTIONAL SHARES

     At the effective date of the Reverse Stock Split (the "Effective Date"), each share of old Common Stock issued and outstanding immediately prior thereto, will be reclassified as and changed into the appropriate fraction of a share of the Company's New Common Stock. All fractional share interests that are not combined into whole shares will be subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for (i) surrender and exchange for certificates representing whole shares of New Common Stock and (ii) cash in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled.

     American Stock Transfer & Trust Company will act as the Company's exchange agent (the "Exchange Agent") to act for holders of Old Common Stock in implementing the exchange of their certificates. Do not send stock certificates until you receive a notice requesting you to transmit them to the Exchange Agent.

     If this proposal is approved by stockholders and the Company files the Amended Certificate of Incorporation, stockholders will be notified and requested to surrender their certificates representing shares of Old Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Old Common Stock will be deemed for all corporate purposes to evidence ownership of a proportionate number of shares of New Common Stock and a right to payment in cash for fractional interests.

     The Company will either deposit sufficient cash with its Exchange Agent or set aside sufficient cash for the purchase of the above-referenced fractional interests. Stockholders are encouraged to surrender their certificates to the exchange agent for certificates evidencing whole shares of the New Common Shares and to claim the sums, if any, due them for fractional interests, as promptly as possible following the Effective Date. No interest will accrue or be payable to stockholders on account of such deposit. The Company shall be entitled to earnings, if any, on funds deposited.

     The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which will be borne and paid by the Company.

     The number of record holders of the Common Stock on the Record Date was 88. The Company does not anticipate that the payment in cash in lieu of fractional shares following any Reverse Stock Split would result in a significant reduction in the number of such holders. Holders of New Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors. To date no dividends on the Common Stock have been paid by the Company.

BOARD POSITION AND REQUIRED VOTE

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of Common Stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders and recommends a vote FOR each of the proposed alternative ratios. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman LLP acted as the Company's independent auditors for the year ended March 31, 1996.

     A representative of BDO Seidman LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     The Company has enclosed its Annual Report of Stockholders for the fiscal year ended March 31, 1996 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, UPON WRITTEN REQUEST DELIVERED ROBERT E. MUNYER, JR., SECRETARY, AT THE COMPANY'S OFFICES AT 895 WAVERLY AVENUE, HOLTSVILLE, NEW YORK 11742.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than July 31, 1997 to be considered for inclusion in the Company's next Proxy Statement.

                                          By Order of the Board of Directors,

                                          Robert E. Munyer, Jr.
                                          Secretary

April 24, 1997
Holtsville, New York

                                                                       EXHIBIT A

     If Proposal 2 is approved, the following will be included in an amendment to the Amended and Restated Certificate of Incorporation of the Company, in Article FOURTH thereof:

     FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is THIRTY FOUR MILLION (34,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) TWO MILLION (2,000,000) shares shall be shares of Class A Convertible Preferred Stock of the par value of $.001 per share; and (iii) TWO MILLION (2,000,000) shares shall be shares of Serial Preferred Stock of the par value of $.001 per share.

                                                                       EXHIBIT B

                          PROPOSED REVERSE STOCK SPLIT

     If proposal 3 is approved, the following will be included in an amendment to the Amended and Restated Certificate of Incorporation of the Company, in article FOURTH, subsection (a), third paragraph thereof:

     EACH ISSUED AND OUTSTANDING SHARE OF COMMON STOCK OF THE PAR VALUE OF $.001 PER SHARE OF THE CORPORATION (THE "OLD COMMON STOCK") AS OF THE DATE OF FILING OF THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE "EFFECTIVE DATE") SHALL AUTOMATICALLY AND WITHOUT ANY ACTION ON THE PART OF THE HOLDER THEREOF, BE RECLASSIFIED AS AND CHANGED INTO ONE-X(1/X) [X IS TO BE COMPLETED WITH A WHOLE NUMBER WHICH SHALL BE EITHER THREE(3), FIVE(5) OR SEVEN (7), INCLUSIVE, HEREAFTER APPROVED BY THE BOARD OF DIRECTORS] OF ONE SHARE OF COMMON STOCK OF THE PAR VALUE OF $.001 PER SHARE (THE "NEW COMMON STOCK"), SUBJECT TO THE TREATMENT OF FRACTIONAL SHARE INTERESTS AS DESCRIBED BELOW. EACH HOLDER OF A CERTIFICATE OR CERTIFICATES WHICH IMMEDIATELY PRIOR TO THE EFFECTIVE DATE REPRESENTED OUTSTANDING SHARES OF OLD COMMON STOCK (THE "OLD CERTIFICATES", WHETHER ONE OR MORE) SHALL BE ENTITLED TO RECEIVE UPON SURRENDER OF SUCH OLD CERTIFICATES TO THE COMPANY'S TRANSFER AGENT FOR CANCELLATION, A CERTIFICATE OR CERTIFICATES (THE "NEW CERTIFICATES", WHETHER ONE OR MORE) REPRESENTING THE NUMBER OF WHOLE SHARES OF THE NEW COMMON STOCK INTO WHICH ANY FOR WHICH THE SHARES OF THE OLD COMMON STOCK FORMERLY REPRESENTED BY SUCH OLD CERTIFICATES SO SURRENDERED, ARE RECLASSIFIED UNDER THE TERMS HEREOF. FROM AND AFTER THE EFFECTIVE DATE, OLD CERTIFICATES SHALL REPRESENT ONLY THE RIGHT TO RECEIVE NEW CERTIFICATES (AND, WHERE APPLICABLE, CASH IN LIEU OF FRACTIONAL SHARES, AS PROVIDED BELOW) PURSUANT TO THE PROVISIONS HEREOF. NO CERTIFICATES OR SCRIP REPRESENTING FRACTIONAL SHARE INTERESTS IN NEW COMMON STOCK WILL BE ISSUED, AND NO SUCH FRACTIONAL SHARE INTEREST WILL ENTITLE THE HOLDER THEREOF TO VOTE, OR TO ANY RIGHTS OF A STOCKHOLDER OF THE COMPANY. A HOLDER OF OLD CERTIFICATES SHALL RECEIVE, IN LIEU OF ANY FRACTION OF A SHARE OF NEW COMMON STOCK TO WHICH THE HOLDER WOULD OTHERWISE BE ENTITLED, A CASH PAYMENT THEREFOR ON THE BASIS OF THE AVERAGE OF THE LAST REPORTED "BID" AND "ASKED" PRICES OF THE OLD COMMON STOCK ON THE NASDAQ SMALLCAP MARKET ON THE EFFECTIVE DATE (OR IN THE EVENT THE COMPANY'S COMMON STOCK IS NOT SO TRADED ON THE EFFECTIVE DATE, SUCH AVERAGE OF THE LAST REPORTED "BID" AND "ASKED" PRICES ON THE NEXT PRECEDING DAY ON WHICH SUCH STOCK WAS TRADED ON THE NASDAQ SMALLCAP MARKET). IF MORE THAN ONE OLD CERTIFICATE SHALL BE SURRENDERED AT ONE TIME FOR THE ACCOUNT OF THE SAME STOCKHOLDER, THE NUMBER OF FULL SHARES OF NEW COMMON STOCK FOR WHICH NEW CERTIFICATES SHALL BE ISSUED SHALL BE COMPUTED ON THE BASIS OF THE AGGREGATE NUMBER OF SHARES REPRESENTED BY THE OLD CERTIFICATES SO SURRENDERED. IN THE EVENT THAT THE COMPANY'S TRANSFER AGENT DETERMINES THAT A HOLDER OF OLD CERTIFICATES HAS NOT TENDERED ALL HIS CERTIFICATES FOR EXCHANGE, THE TRANSFER AGENT SHALL CARRY FORWARD ANY FRACTIONAL SHARE UNTIL ALL CERTIFICATES OF THAT HOLDER HAVE BEEN PRESENTED FOR EXCHANGE SUCH THAT PAYMENT FOR FRACTIONAL SHARES TO ANY ONE PERSON SHALL NOT EXCEED THE VALUE OF ONE SHARE. IF ANY NEW CERTIFICATE IS TO BE ISSUED IN A NAME OTHER THAN THAT IN WHICH THE OLD CERTIFICATES SURRENDERED FOR EXCHANGE ARE ISSUED, THE OLD CERTIFICATES SO SURRENDERED SHALL BE PROPERLY ENDORSED AND OTHERWISE IN PROPER FORM FOR TRANSFER, AND THE PERSON OR PERSONS REQUESTING SUCH EXCHANGE SHALL AFFIX ANY REQUISITE STOCK TRANSFER TAX STAMPS TO THE OLD CERTIFICATES SURRENDERED, OR PROVIDE FUNDS FOR THEIR PURCHASE, OR ESTABLISH TO THE SATISFACTION OF THE TRANSFER AGENT THAT SUCH TAXES ARE NOT PAYABLE. FROM AND AFTER THE EFFECTIVE DATE, THE AMOUNT OF CAPITAL REPRESENTED BY THE SHARES OF THE NEW COMMON STOCK INTO WHICH AND FOR WHICH THE SHARES OF THE OLD COMMON STOCK ARE RECLASSIFIED UNDER THE TERMS HEREOF SHALL BE THE SAME AS THE AMOUNT OF CAPITAL REPRESENTED BY THE SHARES OF OLD COMMON STOCK SO RECLASSIFIED, UNTIL THEREAFTER REDUCED OR INCREASED IN ACCORDANCE WITH APPLICABLE LAW.

ECOTYRE TECHNOLOGIES, INC.
Board of Directors

The undersigned hereby appoints Marc de Logeres and Theresa Mari, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in EcoTyre Technologies, Inc., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held May 29, 1997 and any adjournments thereof.

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement:

              Vito F. Alongi and John W. King

   [ ] FOR all nominees listed below            [ ] WITHHOLD authority to vote

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

--------------------------------------------------------------------------------

2. Proposal to amend the Company's Certificate of Incorporation to authorize an increase in the Company's authorized capital from 20,000,000 shares of Common Stock, par value $.001 per share to 30,000,000 shares of Common Stock, par value $.001 per share, as set forth in Exhibit A to the Proxy Statement.

       FOR [ ]                 AGAINST [ ]                   ABSTAIN [ ]

3. Proposal to grant the Board of Directors authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Common Stock, in the proportion determined by the Board of Directors, as set forth in Exhibit B to the Proxy Statement.

   You may vote for, vote against or abstain from voting on any one or more of the following. The Board will select one and only one of the approved ratios:

   A.  To authorize a three-for-one reverse stock split:

       FOR [ ]                 AGAINST [ ]                   ABSTAIN [ ]

   B.  To authorize a five-for-one reverse stock split:

       FOR [ ]                 AGAINST [ ]                   ABSTAIN [ ]

   C.  To authorize a seven-for-one reverse stock split:

       FOR [ ]                 AGAINST [ ]                   ABSTAIN [ ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

    ------------------------------------------------------------------------
THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:                     , 1997
       --------------------
                                     --------------------------------[L.S.]

                                     --------------------------------[L.S.]
                                     (Note: Please sign exactly as your name
                                     appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE